EXHIBIT 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Results for the Fourth Quarter

and Fiscal Year Ended December 31, 2013

WINSTON-SALEM, N.C., March 11, 2014 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

Business Highlights:

•	Adjusted EBITDA for the year increased 66.3% to $9.1 million and increased 69.7% to $1.9 million for Q4 of 2013

•	Gross margin percentage for the year increased to 25.0% compared to 23.4% for the prior year and increased to 26.0% for Q4 compared to 23.4% for Q4 of 2012 driven by improvements in both Water and Dispenser gross margins

•	Selling, general and administrative (“SG&A”) expenses for the year decreased 14.4% to $15.2 million and decreased 15.4% to $3.4 million for Q4 compared to the prior year

•	Dispenser segment unit sell-thru to consumers for the year increased 11.1% to 442,900 and increased 12.5% to 103,350 units for Q4 of 2013

•	Generated $6.6 million in cash flow from operations for the year compared to $5.9 million for the prior year

 “We are pleased with our fourth quarter results including gross margin expansion of 260 basis points as we continued to generate operational improvements in our business,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “This performance enabled us to grow our full year adjusted EBITDA more than 66% and experience improved operating cash flow versus the prior year. Going forward, we believe we will have top line growth in both Dispensers and Water led by the Exchange business as well as further gross margin improvements.”

Fourth Quarter Results

Water segment net sales increased to $15.1 million and Dispenser segment net sales decreased 25.2% to $4.4 million.  Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-service refill units (“Refill”).  The decrease in Dispenser segment net sales is primarily a result of retailers managing inventory levels and shipment timing.  Despite the decline in dispenser unit sell-in to retailers, dispenser unit sell-thru to end consumers increased 12.5% to 103,350 units for the fourth quarter of 2013 compared to the same period in the prior year.  Overall, net sales for the fourth quarter of 2013 were $19.5 million compared to $20.9 million for the fourth quarter of 2012.

Gross margin percentage increased to 26.0% for the fourth quarter from 23.4% for the fourth quarter of 2012 driven by improvements in both Water and Dispenser segment gross margins.    The improvement in Dispenser segment gross margin was driven by a shift in sales mix towards higher margin dispensers.

Selling, general and administrative (“SG&A”) expenses decreased 15.4% to $3.4 million for the fourth quarter of 2013 from $4.1 million for the fourth quarter of 2012.  As a percentage of net sales, SG&A decreased to 17.6% for the fourth quarter of 2013 from 19.4% for the fourth quarter of 2012.

Adjusted EBITDA increased 69.7% to $1.9 million from $1.1 million for the fourth quarter of 2012.  The U.S. GAAP net loss from continuing operations for the fourth quarter of 2013 was ($2.8) million or ($0.12) per share, compared to ($74.0) million or ($3.11) per share for the fourth quarter of the prior year.  The fourth quarter of the prior year was significantly impacted by non-cash goodwill and other impairments charges of $70.5 million.

Fiscal Year 2013 Results

Water segment net sales increased 1.9% to $63.8 million while Dispenser segment net sales decreased 5.0% to $27.4 million. The decrease in Dispenser segment net sales is primarily due to additional sales in 2012 related to the rollout of new dispenser retail locations for a major retailer and the tighter management of inventory levels by retailers during 2013. Despite the 6.2% decrease in water dispenser unit sell-in to retailers, dispenser unit sell-thru to consumers increased 11.1% for 2013 compared to 2012.  Overall, net sales for fiscal year 2013 were $91.2 million compared to $91.5 million for the prior year.

Gross margin percentage increased to 25.0% for 2013 from 23.4% for 2012 due to improvements in both Water and Dispensers segment gross margins.

SG&A expenses decreased 14.4% to $15.2 million for the year ended December 31, 2013 from $17.7 million for the prior year.  As a percentage of net sales, SG&A decreased to 16.6% for 2013 from 19.4% for 2012.

Fiscal year 2013 adjusted EBITDA increased 66.3% to $9.1 million from $5.5 million for 2012.  Cash flow from operations increased 13.2% to $6.6 million for the year ended December 31, 2013 from $5.9 million for the prior year.

The U.S. GAAP net loss from continuing operations for 2013 was ($8.8) million or ($0.37) per share, compared to ($93.3) million or ($3.93) per share for the prior year.   The prior year was significantly impacted by non-cash goodwill and other impairments of $82.0 million.

Update on Strategic Alliance Agreement with DS Waters of America, Inc.

As announced in November 2013, Primo has entered into a Strategic Alliance Agreement (the “DS Agreement”) with DS Waters of America, Inc. (“DS Waters”), one of the nation's leading operators in the Home and Office Beverage Delivery market. Under the DS Agreement, the responsibility for DS Waters’ current five-gallon retail exchange customers, including account management, billing and collections will transition to Primo.  Over time DS Waters will become the primary bottling and distribution partner in the U.S. for Primo’s Exchange services.  Activities under the DS Agreement will be phased in on a region-by-region basis.

The transition of bottling and distribution responsibilities to DS Waters began on January 1, 2014, for certain regions and is currently progressing on plan. The Company expects to convert DS Waters’ retail customers to Primo over the next two years.

Guidance

The Company expects total fiscal 2014 net sales of $98.0 to $102.0 million and fiscal 2014 adjusted EBITDA of $10.6 to $11.1 million.

The Company expects total first quarter 2014 net sales of $22.0 to $22.3 million and first quarter 2014 adjusted EBITDA of $2.0 to $2.3 million.

The Company expects to incur non-recurring, transition costs of $2.0 to $2.5 million related to the transition of its U.S. Exchange distribution network during 2014.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, March 11, 2014.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, President and Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through March 25, 2014.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation
Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include our financial guidance and operating performance and our expectations related to the DS Agreement and the transition of our bottling and distribution responsibilities to DS Waters and the conversion of the DS Waters’ retail customers to Primo.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with the DS Agreement, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Waters), the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 22, 2013 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as earnings (loss) from continuing operations before depreciation and amortization; interest expense and other, net; income tax benefit; goodwill and other impairments; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal of assets and other.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Net sales	$19,512	$20,886	$91,209	$91,479
Operating costs and expenses:
Cost of sales	14,443	16,000	68,367	70,081
Selling, general and administrative expenses	3,429	4,051	15,151	17,708
Non-recurring costs	587	178	777	743
Depreciation and amortization	2,754	3,173	11,333	11,102
Goodwill and other impairments	–	70,525	–	82,013
Total operating costs and expenses	21,213	93,927	95,628	181,647
Loss from operations	(1,701)	(73,041)	(4,419)	(90,168)
Interest expense and other, net	1,065	961	4,425	4,043
Loss from continuing operations before income taxes	(2,766)	(74,002)	(8,844)	(94,211)
Income tax provision	–	–	–	(961)
Loss from continuing operations	(2,766)	(74,002)	(8,844)	(93,250)
Loss from discontinued operations	(990)	(3,022)	(1,862)	(17,779)
Net loss	$(3,756)	$(77,024)	$(10,706)	$(111,029)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.12)	$(3.11)	$(0.37)	$(3.93)
Loss from discontinued operations	(0.04)	(0.13)	(0.08)	(0.75)
Net loss	$(0.16)	$(3.24)	$(0.45)	$(4.68)

Basic and diluted weighted average common shares outstanding	24,036	23,752	23,935	23,725

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Segment net sales
Water	$15,142	$15,044	$63,828	$62,667
Dispensers	4,370	5,842	27,381	28,812
Total net sales	$19,512	$20,886	$91,209	$91,479

Segment income (loss) from operations
Water	3,938	3,823	17,591	16,477
Dispensers	126	(95)	827	(1,319)
Corporate	(2,424)	(2,893)	(10,727)	(11,468)
Non-recurring costs	(587)	(178)	(777)	(743)
Depreciation and amortization	(2,754)	(3,173)	(11,333)	(11,102)
Goodwill and other impairments	–	(70,525)	–	(82,013)
	$(1,701)	$(73,041)	$(4,419)	$(90,168)

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash	$394	$234
Accounts receivable, net	7,614	9,894
Inventories	6,346	7,572
Prepaid expenses and other current assets	1,274	812
Current assets of disposal group held for sale	225	3,041
Total current assets	15,853	21,553

Bottles, net	4,104	3,838
Property and equipment, net	38,634	41,947
Intangible assets, net	10,872	12,477
Other assets	1,508	1,960
Total assets	$70,971	$81,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,943	$11,455
Accrued expenses and other current liabilities	3,380	4,305
Current portion of capital leases and notes payable	16	15
Current liabilities of disposal group held for sale	92	2,784
Total current liabilities	14,431	18,559

Long-term debt, capital leases and notes payable, net of current portion	22,654	21,251
Other long-term liabilities	330	352
Liabilities of disposal group held for sale, net of current portion	2,000	–
Total liabilities	39,415	40,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,076 and 23,772 shares issued and outstanding at December 31, 2013 and 2012, respectively	24	24
Additional paid-in capital	273,379	272,336
Common stock warrants	8,420	8,420
Accumulated deficit	(249,837)	(239,131)
Accumulated other comprehensive loss	(430)	(36)
Total stockholders’ equity	31,556	41,613
Total liabilities and stockholders’ equity	$70,971	$81,775

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(10,706)	$(111,029)
Less: Loss from discontinued operations	(1,862)	(17,779)
Loss from continuing operations	(8,844)	(93,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,333	11,102
Stock-based compensation expense	1,034	1,252
Non-cash interest expense	1,162	2,002
Deferred income tax expense	–	(961)
Goodwill impairment	–	82,013
Other	(6)	263
Changes in operating assets and liabilities:
Accounts receivable	2,464	2,253
Inventories	1,205	(1,257)
Prepaid expenses and other assets	(308)	(100)
Accounts payable	(437)	943
Accrued expenses and other liabilities	(970)	1,602
Net cash provided by operating activities	6,633	5,862

Cash flows from investing activities:
Purchases of property and equipment	(4,793)	(4,038)
Purchases of bottles, net of disposals	(2,507)	(1,291)
Proceeds from the sale of property and equipment	38	81
Additions to and acquisitions of intangible assets	(45)	(663)
Net cash used in investing activities	(7,307)	(5,911)

Cash flows from financing activities:
Borrowings under revolving credit facilities	91,135	46,194
Payments under revolving credit facilities	(95,067)	(53,617)
Borrowings under Comvest Term loans	5,500	15,150
Note payable and capital lease payments	(15)	(14)
Debt issuance costs	(797)	(2,203)
Proceeds from sale of common stock, net of issuance costs	(4)	(491)
Stock option and employee stock purchase activity, net	130	39
Net cash provided by financing activities	882	5,058

Net increase in cash	208	5,009
Cash, beginning of year	234	751
Effect of exchange rate changes on cash	(104)	9
Cash provided by (used in) discontinued operations from:
Operating activities	56	(5,226)
Investing activities	–	(309)
Cash provided by (used in) discontinued operations	56	(5,535)
Cash, end of period	$394	$234

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Loss from continuing operations	$(2,766)	$(74,002)	$(8,844)	$(93,250)
Depreciation and amortization	2,754	3,173	11,333	11,102
Interest expense and other, net	1,065	961	4,425	4,043
Income tax benefit	–	–	–	(961)
EBITDA	1,053	(69,868)	6,914	(79,066)
Goodwill and other impairments	–	70,525	–	82,013
Non-cash, stock-based compensation expense	214	208	1,034	1,252
Non-recurring costs	587	178	777	743
Loss on disposal of assets and other	37	70	342	509
Adjusted EBITDA	$1,891	$1,113	$9,067	$5,451